EXHIBIT 5.1

                            GRAUBARD MOLLEN & MILLER
                                600 Third Avenue
                          New York, New York 10016-2097


                                                              January 23, 1998


Big City Bagels, Inc.
99 Woodbury Road
Hicksville, New York  11801

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-3 ("Registration Statement") filed by Big City Bagels, Inc. ("Company") under the Securities Act of 1933, as amended ("Securities Act") to which this opinion has been filed as an exhibit, with respect to: (i) an indeterminable number of shares of common stock, par value $.001 per share ("Common Stock") to be issued by the Company upon conversion of 265,000 shares of Class A Preferred Stock, par value $.001 per share and stated value $10.00 per share ("Preferred Stock") and 200,000 shares of Common Stock to be issued by the Company upon exercise of 200,000 warrants issued to Perrin, Holden & Davenport Capital Corp. and its designee ("Placement Agent Warrants") and (ii) 200,000 Placement Agent Warrants.

         We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company. Based upon the foregoing, it is our opinion that:

         (i) The shares of Common Stock to be issued upon conversion of the Preferred Stock, when issued in accordance with the terms thereof and in the manner provided in the Registration Statement, will be legally issued, fully paid and non-assessable.

         (ii) The shares of Common Stock to be issued upon exercise of the Placement Agent Warrants, when issued in accordance with the terms of such warrants and in the manner provided in the Registration Statement, will be legally issued, fully paid and non-assessable.

         (iii) The Placement Agent Warrants currently outstanding have been duly authorized and legally issued.

         In giving this opinion, we have assumed that, prior to their issuance, all certificates for the Company's shares of Common Stock will be duly executed on behalf of the Company by the Company's transfer agent and registered by the Company's registrar, if necessary, and will conform, except as to denominations, to specimens which we have examined.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                                      Very truly yours,

                                                  /s/ Graubard Mollen & Miller
                                                  -----------------------------
                                                      GRAUBARD MOLLEN & MILLER



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